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EXHIBIT 5.1

April 23, 2003

Evans & Sutherland Computer Corporation
600 Komas Drive
Salt Lake City, Utah 84108

Ladies and Gentlemen:

        We have acted as counsel to Evans & Sutherland Computer Corporation, a Utah corporation (the "Company"), in connection with the preparation of its Registration Statement on Form S-8 (the "Registration Statement"), relating to the registration under the Securities Act of 1933 of an aggregate of 300,000 shares of common stock, $.20 par value, of the Company (the "Stock"). The Stock is issuable pursuant to the terms of the Company's 1991 Employee Stock Purchase Plan, as amended through February 27, 2003 (the "Plan").

        We have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, and other instruments, certificates, orders, opinions, correspondence with public officials, certificates provided by the Company, and other documents, as we have deemed necessary or advisable for the purposes of rendering the opinions set forth herein.

        Based on the foregoing, it is our opinion that the Stock, when issued and sold in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable. We express no opinion as to compliance with the laws of any jurisdiction, except Utah.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. This opinion (i) is addressed solely to you, (ii) may not be relied upon by any other party (iii) covers matters only of Utah and nothing in this opinion shall be deemed to imply any opinion related to the laws of any other jurisdiction, (iv) may not be quoted or reproduced or delivered by you to any other person, and (v) may not be relied upon for any other purpose whatsoever. Nothing herein shall be deemed to relate to or constitute an opinion concerning any matters not specifically set forth above.

        By giving you this opinion and consent, we do not admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "expert" as used in Section 11 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

        The information set forth herein is as of the date of this letter. We disclaim any undertaking to advise you of changes which may be brought to our attention after the effective date of the Registration Statement to which this letter pertains.

Respectfully,
/s/ SNELL & WILMER
Snell & Wilmer

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  EXHIBIT 5.1